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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  July 14, 1994




                            LITTON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)




            Delaware              1-3998              95-1775499
         (State or other       (Commission          (IRS Employer
         jurisdiction of       File Number)       Identification No.)
          incorporation)



         360 North Crescent Drive, Beverly Hills, California   90210
          (Address of principal executive offices)           (Zip Code)




      Registrant's telephone number, including area code:  (310) 859-5000





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                        Exhibit Index appears on Page 2
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Item 5.  Other Events

Prior to the settlement discussed herein, Litton Systems, Inc. ("LSI"), a subsidiary of Litton Industries, Inc. (the "Registrant") , was a defendant in a civil suit as previously reported in the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1993. This action had been pending in the United States District Court for the Central District of California (the "Court") and was brought under the so-called qui tam provisions of the False Claims Act, which permit an individual to bring suit in the name of the United States Government and share in any recovery received. This action was filed in 1988 by James Carton, a former employee of such subsidiary, and a nonprofit corporation calling itself "Taxpayers Against Fraud". In March, 1989, the United States Government intervened in the action and filed an amended complaint in May, 1989. The civil suit alleged that Litton Computer Services ("LCS"), a division of LSI, improperly allocated computer service costs among customers, resulting in an alleged over-allocation of costs to certain United States Government contracts performed by other divisions of LSI where the cost of data processing provided by LCS was included as an indirect item of expense. The plaintiffs were seeking compensatory damages and civil penalties aggregating more than $650 million.

After several meetings with a settlement judge, LSI and the plaintiffs, on July 14, 1994, agreed to settle all issues in connection with this matter. LSI, without admitting any liability or wrongdoing, agreed to pay to the United States Government $82.0 million in settlement. LSI has also agreed to pay the other plaintiffs $4.0 million for attorney fees. The plaintiffs in return agreed to release LSI from all claims, including attorney fees, in connection with this litigation. The government also released other administrative claims. The Court has dismissed the civil suit with prejudice, thereby terminating this proceeding. Accordingly, results for the fourth quarter ending July 31, 1994 will include a charge of $86.0 million, pre-tax, or $53.8 million, after-tax, to reflect the settlement.


Item 7.  Exhibits

99.1   Press Release issued by the Registrant on July 14, 1994.

99.2 Settlement Agreement entered into in the matter of U.S. ex rel. Taxpayers Against Fraud and James Carton v. Litton Systems, Inc., dated July 14, 1994.

99.3   Stipulation of Dismissal with Prejudice, dated July 14, 1994.





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LITTON INDUSTRIES, INC.
                                       (Registrant)




                                       By /s/John E. Preston
                                          --------------------
                                          John E. Preston
                                          Senior Vice President



July 15, 1994





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